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                       CONSOLIDATED CIGAR HOLDINGS INC.

                             CLASS A COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)

                          --------------------------

                            UNDERWRITING AGREEMENT
                                (U.S. VERSION)

                          --------------------------


                                                                 March  , 1997

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
 As representatives of the several Underwriters
  named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

   Mafco Consolidated Group Inc., a Delaware corporation (the "Selling Stockholder"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 600,000 additional shares (the "Optional Shares") of Class A Common Stock, par value $.01 per share ("Stock"), of Consolidated Cigar Holdings Inc., a Delaware corporation (the "Company") (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to
Section 2 hereof being collectively called the "Shares").

   It is understood and agreed to by all parties that the Company and the Selling Stockholder are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Selling Stockholder of up to a total of 1,150,000 shares of Stock (the "International Shares"), including the over-allotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International, Merrill Lynch International and Morgan Stanley & Co. International Limited are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

   1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

   (i) A registration statement on Form S-1 (File No. 333-20743) (the "Initial Registration Agreement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commis-


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sion"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

   (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus dated February 28, 1997, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and, as of its date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from the Preliminary Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

   (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

   (iv) Neither the Company nor any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Commission) and each subsidiary of the Company which is subject to material contracts (each of such corporations or other legal entities being hereinafter referred to as a "Subsidiary" and all such corporations or other legal entities being, collectively, the "Subsidiaries") has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus and other than such losses or interferences which would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of

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the Company or any of its Subsidiaries or any material adverse change in or affecting the business affairs, business prospects, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries considered as one enterprise, in each case, otherwise than as set forth in or contemplated by the Prospectus;

   (v) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Prospectus, (ii) liens arising under the Credit Agreement (as such term is defined in the Prospectus) or (iii) such as do not materially interfere with the Company's ability to conduct its business as described in the Prospectus or with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings identified in the Prospectus as held under lease by the Company or its Subsidiaries are held by them under valid, subsisting and enforceable leases, except where the failure to be valid, subsisting and enforceable would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

   (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be in good standing would not have a Material Adverse Effect and except for jurisdictions not recognizing the legal concept of good standing;

   (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for the conversion of the shares of Class B Common Stock, par value $0.01 per share (the "Class B Stock"), of the Company into the Shares to be sold by the Selling Stockholder pursuant to this Agreement or the International Underwriting Agreement, subsequent issuances, if any, pursuant to the Company's stock option plan or otherwise referred to in or contemplated by the Prospectus) and conforms to the description of the capital stock contained in the Prospectus; the shares of issued and outstanding Stock and Class B Stock described in the Prospectus under the caption "Capitalization" have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in or contemplated by the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens arising under the Credit Agreement (as defined in the Prospectus) and related security agreements;

   (viii) The compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") or the Amended and Restated By-laws of the Company (in substantially the form filed as an exhibit to the Registration Statement (the "Amended and Restated By-laws")) or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, except for (other than in the case of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws) such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any

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such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act and under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws or by the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

   (ix) Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or by-laws or similar constituent instrument or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii), such defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

   (x) Other than as set forth in or contemplated by the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or by others;

   (xi) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would be reasonably likely to have a Material Adverse Effect;

   (xii) Each of the Company and its Subsidiaries (i) is in material compliance with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to human health and safety, emissions to the environment, waste management, and waste disposal (collectively, the "Environmental Laws"), and (ii) has received, and is in material compliance with, all permits, licenses or other approvals required of it under applicable Environmental Laws, except for such noncompliance or failure to receive such license, permit or other approval as is not reasonably likely to have a Material Adverse Effect, or except as disclosed in the Prospectus, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future;

   (xiii) Except as disclosed in the Prospectus, there is no claim under any Environmental Law, including common law, pending or threatened against the Company or its Subsidiaries (an "Environmental Claim") which would be reasonably likely to have a Material Adverse Effect and, to the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any such Environmental Claim against the Company or its Subsidiaries, which, would be reasonably likely to have a Material Adverse Effect;

   (xiv) Each of the Company and its Subsidiaries has and will maintain insurance covering its properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks, in each case as is in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses;

   (xv) Each of the Company and its Subsidiaries owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) currently employed by it in connection with the business now operated by it (the "Intellectual Property Rights"), except (i) for restrictions of ownership, if any, arising out of the security interests in such Intellectual Property Rights pursuant to the Credit Agreement or (ii) where the failure to possess such Intellectual Property Rights would not be reasonably likely to have a Material Adverse Effect; and the Company has no reason to

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believe that the use of any of the foregoing Intellectual Property Rights by the Company or any of its Subsidiaries will conflict with any such rights of others which would be reasonably likely to have a Material Adverse Effect, and has not received any actual notice of any claim of conflict with any such rights of others which would be reasonably likely to have a Material Adverse Effect;

   (xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

   (xvii) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

   (xviii) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are, to the best knowledge of the Company, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

   (b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

     (i) The Selling Stockholder has power and authority (corporate and other) to enter into this Agreement and the International Underwriting Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement;

     (ii) The sale of the Shares to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder except for (other than in the case of the certificate of incorporation and the by-laws) such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, affect the validity or enforceability of, or adversely affect the Selling Stockholder's ability to consummate, the transactions contemplated by or perform its obligations under this Agreement or the International Underwriting Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act and Exchange Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws or by the rules and regulations of the NASD in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

     (iii) The Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the shares of Class B Stock to be converted into Shares to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters or the International Underwriters, as the case may be;

     (iv) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to, without the prior written consent of Goldman, Sachs & Co., offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or

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    under the International Underwriting Agreement, any securities of the
    Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement,
    (ii) to an affiliate or Permitted Transferee (as defined in the Amended and Restated Certificate of Incorporation of the Company) which agrees to be bound by the provisions of this Section 1(b) (iv) and (iii) pursuant to a pledge agreement securing indebtedness which is not part of an offering of any security that is convertible into or exchangeable for Stock). In addition, the Selling Stockholder agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to, without the prior written consent of Goldman, Sachs & Co., make any demand for, or exercise any right with respect to, except as provided hereunder or under the International Underwriting Agreement, the registration of any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any substantially similar securities;

     (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (vi) The Preliminary Prospectus dated February 28, 1997, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and, as of its date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty (A) shall only apply to statements in or omissions from the Preliminary Prospectus relating to the Selling Stockholder and (B) shall not apply to any statements in or omissions from the Preliminary Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

     (vii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty (A) shall only apply to statements in or omissions from the Registration Statement or Prospectus relating to the Selling Stockholder and (B) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and

     (viii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the Time of Delivery (as defined in Section 4 hereof) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

   2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling
Stockholder, at a purchase price per share of $   , the number of Firm Shares
set

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forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

   The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to 600,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

   3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

   4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholder, shall be delivered by or on behalf of the Selling Stockholder to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor in same-day funds. The Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on March , 1997 or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

   (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(j) hereof, will be delivered at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

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   5. The Company agrees with each of the Underwriters:

   (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

   (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation in any jurisdiction;

   (c) Promptly, and in any event no later than 12:00 (noon) on the second New York Business Day preceding the Closing, and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

   (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule
158);

   (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to, without the prior written consent of Goldman, Sachs & Co., offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (ii) to an affiliate or Permitted Transferee (as defined in the Amended and Restated Certificate of Incorporation of the Company) which agrees to be bound by the provisions of this Section 5(e) and
(iii) pursuant to a pledge agreement securing indebtedness which is not part of an offering of any security that is convertible into or exchangeable for Stock;

   (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; and

   (g) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange").

   6. Each of the Company and the Selling Stockholder covenants and agrees with the several Underwriters that the Selling Stockholder will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. The Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including any fees and expenses of its counsel and all expenses and taxes incident to the sale and delivery of the Shares to be sold by it to the Underwriters hereunder. It is understood, however, that, the Company shall bear, and the Selling Stockholder shall not be required to pay or reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

   7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company and the Selling Stockholder shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

   (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration

Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

   (b) Cravath, Swaine & Moore, counsel for the Underwriters, shall have furnished to you such opinion or opinions (a draft of each such opinion is attached as Annex II (a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (iv), (vii) and (xi) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

   (c) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company and the Selling Stockholder, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

   (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for the conversion of the shares of Class B Stock into the Shares to be sold by the Selling Stockholder pursuant to this Agreement or the International Underwriting Agreement or subsequent issuances, if any, pursuant to the Company's stock option plan or referred to in or contemplated by the Prospectus); and all of the outstanding shares of Stock and Class B Stock of the Company outstanding as of such Time of Delivery have been duly authorized and validly issued and are fully paid and nonassessable;

   (iii) Each Subsidiary of the Company listed in Schedule II hereto (the "Delaware Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; all of the issued shares of capital stock of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned of record, directly or indirectly, by the Company; and, to such counsel's knowledge, the Company has not granted any liens, encumbrances, equities or claims in the capital stock of such Subsidiaries pursuant to the agreements filed as exhibits to the Registration Statement, other than pursuant to the Credit Agreement and its related security agreements;

   (iv) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by each of the Company and the Selling Stockholder;

   (v) The compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation by the Company of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement listed as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, except for (other than in the case of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws) such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

   (vi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares by the Selling Stockholder or the consummation by the Company and the Selling Stockholder of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws or by the rules and regulations of the NASD in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters, except that such counsel need not express any opinion as to (i) any securities laws of any jurisdiction (other than the Federal securities laws) and the rules and regulations of the NASD, (ii) laws other than those that, in each such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and the International Underwriting Agreement and (iii) any consent or authorization which may have become applicable to the Company or the Selling Stockholder as a result of the involvement of the Underwriters or of the International Underwriters in the transactions contemplated by this Agreement or the International Underwriting Agreement because of their legal or regulatory status or because of any other facts specifically pertaining to them;

   (vii) The statements set forth in the Prospectus under the captions "Risk Factors -- Extensive and Increasing Regulation of Tobacco Products" (as to matters of Federal law only), "Risk Factors -- Effects of Increases in Excise Taxes" (as to matters of Federal law only), "Risk Factors -- Substantial Effects of Failure to Receive Possessions Tax Credit" (as to matters of Federal law only), "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Taxation and Regulation -- Possessions Tax Credit" (as to matters of Federal law only), "Business -- The Tobacco Industry -- Regulation" (as to matters of Federal law only), "Certain Relationships and Related Transactions -- Tax Sharing Agreement", "Certain Relationships and Related Transactions -- Registration Rights Agreement", "Description of Capital Stock" and "Certain United States Tax Consequences to Non-United States Holders", insofar as they purport to describe or summarize certain provisions of the agreements, statutes and regulations referred to therein, fairly describe or summarize such provisions in all material respects;

   (viii) The Company is not an "investment company", as such term is defined in the Investment Company Act; and

   (ix) The sale of the Shares being delivered at such Time of Delivery by the Selling Stockholder under this Agreement and the International Underwriting Agreement and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation by the Selling Stockholder of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any agreement listed as an exhibit to the Registration Statement or any material indenture or other debt instrument, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its subsidiaries (other than the Company and its subsidiaries, which are covered by the opinion set forth in paragraph (c)(v) above) or any of their respective properties, except for (other than in the case of the certificate of incorporation and the by-laws of the Selling Stockholder) such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, affect the validity or enforceability of, or adversely affect the Selling Stockholder's ability to consummate, the transactions contemplated by or perform its obligations under this Agreement or the International Underwriting Agreement;

   (x) Assuming that each of the Underwriters and the International Underwriters acquired its interest in the certificate representing the Shares and the International Shares identified on Schedule C hereto (the "Certificate") in good faith and without notice of any adverse claims, upon delivery to Goldman, Sachs & Co., as agent for the Underwriters and the International Underwriters (the "Agent") in the State of New York of the Certificate representing the Shares indorsed to the Agent, the Agent will acquire all of the Selling Stockholder's rights in the Shares represented by the Certificate free of any adverse claims (within the meaning of Section 8-302 of the New York Uniform Commercial Code).

   (xi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (vii) of this Section 7(c); they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

   In rendering such opinion, such counsel may (i) state that they express no opinion as to the laws of any jurisdiction other than the laws of the United States of America, to the extent specifically referred to therein, and the laws of the State of New York and the Delaware General Corporation Law and
(ii) rely upon the opinions of local counsel and in respect of matters of fact upon certificates of the Company, the Selling Stockholder or their respective subsidiaries.

   (d) Barry F. Schwartz, Esq., Executive Vice President and General Counsel of the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated the Time Delivery, in form and substance reasonably satisfactory to you, to the effect that:

   To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened by governmental authorities or by others.

   (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, substantially to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

   (f) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and other than such losses or interferences which would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries in or affecting the business affairs, business prospects, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries considered as one enterprise, otherwise than as set forth in or contemplated by the

Prospectus, the effect of which, in any such case described in Clause (i) or
(ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

   (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

   (h) The Shares to be sold by the Selling Stockholder at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange; and

   (i) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of the Company and the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder, respectively, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

   8. (a) The Company will indemnify and hold harmless each Underwriter and the Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and the Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement which (i) in the case of any Underwriter, is made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein or (ii) in the case of the Selling Stockholder, related to the Selling Stockholder; and provided further, however, that the Company shall not be liable with respect to any Preliminary Prospectus to any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (A) the defect in such Preliminary Prospectus was cured in the Prospectus (or the Prospectus as supplemented) and (B) such Underwriter had previously been furnished by or on behalf of the Company (prior to the date of mailing by such Underwriter of the applicable confirmation) with a sufficient number of copies of the Prospectus as so amended or supplemented.

   (b) The Selling Stockholder will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein, and that the Selling Stockholder shall only be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Selling Stockholder; and, provided further, however, that the Selling Stockholder shall not be liable with respect to any Preliminary Prospectus to any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (A) the defect in such Preliminary Prospectus was cured in the Prospectus (or the Prospectus as supplemented) and (B) such Underwriter had previously been furnished by or on behalf of the Company (prior to the date of mailing by such Underwriter of the applicable confirmation) with a sufficient number of copies of the Prospectus as supplemented.

   (c) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

   (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent it has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both an indemnified party and an indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties under subsection (a),
(b) or (c) above shall have the right to employ not more than one counsel (and one local counsel in each jurisdiction) reasonably satisfactory to the indemnifying party to represent them and, in that event, the fees and expenses of not more than one such separate counsel shall be paid by the indemnifying party, as such expenses are incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

   (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection
(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder on the one hand bear to the total underwriting discounts and commissions received by the Underwriters on the other with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

   (f) The obligations of the Company and the Selling Stockholder under this
Section 8 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this
Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Selling Stockholder and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act. The obligations of the Selling Stockholder under this Section 8 shall not exceed the amount of the net proceeds received by the Selling Stockholder in connection with the sale of the Shares hereunder and under the International Underwriting Agreement.

   9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

   (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

   (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Selling Stockholder, except for the expenses to be borne by the Selling Stockholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

   10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

   11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Selling Stockholder will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

   12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

   All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention:
Registration Department; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to 35 East 62nd Street, New York, New York 10021, Attention: Barry F. Schwartz; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

   13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

   14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

   15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

   16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

   If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, one for the Selling Stockholder and for each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and the Selling Stockholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          Consolidated Cigar Holdings Inc.
                                          By:
                                              -------------------------------
                                              Name:
                                              Title:

                                          Mafco Consolidated Group Inc.
                                          By:
                                              -------------------------------
                                              Name:
                                              Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated

By:
    -------------------------------------
    (Goldman, Sachs & Co.)
    On behalf of each of the Underwriters

                                  SCHEDULE I

                                                                      NUMBER OF OPTIONAL
                                                                         SHARES TO BE
                                                     TOTAL NUMBER OF     PURCHASED IF
                                                       FIRM SHARES     MAXIMIUM OPTION
                    UNDERWRITER                      TO BE PURCHASED      EXERCISED
--------------------------------------------------  ---------------  ------------------
Goldman, Sachs & Co ...............................
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated .................

                                                    ---------------  ------------------
Total .............................................       4,000,000             600,000
                                                    ===============  ==================

                                 SCHEDULE II

Delaware Subsidiaries

Consolidated Cigar Corporation
Congar International Corporation
Triple C Marketing Inc.

                                   ANNEX I

                FORM OF ANNEX I DESCRIPTION OF COMFORT LETTER
                   FOR REGISTRATION STATEMENTS ON FORM S-1

   Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

   (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

   (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished separately to the representatives of the Underwriters (the "Representatives");

   (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

   (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

   (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301 and 402, respectively, of Regulation S-K;

   (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

     (A) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

     (B) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

     (C) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (D) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (C) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

   (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
(vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                       CONSOLIDATED CIGAR HOLDINGS INC.

                             CLASS A COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)

                          -------------------------

                            UNDERWRITING AGREEMENT
                           (INTERNATIONAL VERSION)
                          -------------------------

                                                                 March  , 1997

Goldman Sachs International
Merrill Lynch International
Morgan Stanley International Limited
 As representatives of the several Underwriters
  named in Schedule I hereto,
c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB, England

Ladies and Gentlemen:

   Mafco Consolidated Group Inc., a Delaware corporation (the "Selling Stockholder"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 1,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 150,000 additional shares (the "Optional Shares") of Class A Common Stock, par value $.01 per share (the "Stock"), of Consolidated Cigar Holdings Inc., a Delaware corporation (the "Company") (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to
Section 2 hereof being collectively called the "Shares").

   It is understood and agreed to by all parties that the Company and the Selling Stockholder are concurrently entering into an agreement, a copy of which is attached hereto (the "U.S. Underwriting Agreement"), providing for the offering by the Selling Stockholder of up to a total of 4,600,000 shares of Stock (the "U.S. Shares"), including the over-allotment option thereunder, through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives. Anything herein and therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates and for consultation by the Lead Managers hereunder with Goldman, Sachs & Co. prior to exercising the rights of the Underwriters under Section 7 hereof. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all of the shares of Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both of the U.S. and the international versions thereof.

   In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters or to Goldman, Sachs & Co. shall be to the addressees of this Agreement and to Goldman Sachs International ("GSI"), and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

   1. (a) The Company hereby makes with the Underwriters the same representations, warranties and agreements as are set forth in Section 1(a) of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

   (b) The Selling Stockholder hereby makes with the Underwriters and the Company the same representations, warranties and agreements as are set forth in Section 1(b) of the U.S. Underwriting Agreement, which Section is incorporated herein by reference.

   2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling
Stockholder, at a purchase price per share of $   , the number of Firm Shares
set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this
Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

   The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to 150,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

   3. Upon the authorization by GSI of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and in the forms of Agreement among Underwriters (International Version) and Selling Agreements, which have been previously submitted to the Company and the Selling Stockholder by you. Each Underwriter hereby makes to and with the Company and the Selling Stockholder the representations and agreements of such Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreements.

   4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as GSI may request upon at least forty-eight hours prior notice to the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to GSI, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor in same-day funds. The Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of GSI, 85 Broad Street, New

York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on March , 1997 or such other time and date as GSI and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by GSI in the written notice given by GSI of the Underwriters election to purchase such Optional Shares, or such other time and date as GSI and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

   (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 of the U.S. Underwriting Agreement, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(j) of the U.S. Underwriting Agreement hereof, will be delivered at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, N.Y. 10019 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

   5. The Company hereby makes to the Underwriters the same agreements as are set forth in Section 5 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

   6. The Company, the Selling Stockholder and the Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in
Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

   7. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company and the Selling Stockholder shall have performed all of its obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

   8. (a) The Company will indemnify and hold harmless each Underwriter and the Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and the Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement which (i) in the case of any Underwriter, is made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through GSI expressly for use therein or (ii) in the case of the Selling Stockholder, related to the Selling Stockholder; and provided further, however, that the Company shall not be liable with respect to any Preliminary Prospectus to any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (A) the defect in such Preliminary Prospectus was cured in the Prospectus (or the Prospectus as supplemented) and (B) such Underwriter had previously been furnished by or on behalf of the Company (prior to the date of mailing by such Underwriter of the applicable confirmation) with a sufficient number of copies of the Prospectus as so amended or supplemented.

   (b) The Selling Stockholder will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through GSI expressly for use therein and that the Selling Stockholder shall only be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Selling Stockholder; and, provided further, however, that the Selling Stockholder shall not be liable with respect to any Preliminary Prospectus to any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (A) the defect in such Preliminary Prospectus was cured in the Prospectus (or the Prospectus as supplemented) and (B) such Underwriter had previously been furnished by or on behalf of the Company (prior to the date of mailing by such Underwriter of the applicable confirmation) with a sufficient number of copies of the Prospectus as supplemented.

   (c) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company and the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through GSI expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company and the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

   (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent it has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both an indemnified party and an indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties under subsection (a), (b) or (c) above shall have the right to employ not more than one counsel (and one local counsel in each jurisdiction) reasonably satisfactory to the indemnifying party to represent them and, in that event, the fees and expenses of not more than one such separate counsel shall be paid by the indemnifying party, as such expenses are incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

   (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection
(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder on the one hand bear to the total underwriting discounts and commissions received by the Underwriters on the other with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus relating to such Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

   (f) The obligations of the Company and the Selling Stockholder under this
Section 8 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this
Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Selling Stockholder and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act. The obligations of the Selling Stockholder under this Section 8 shall not exceed the amount of the net proceeds received by the Selling Stockholder in connection with the sale of the Shares hereunder and under the U.S. Underwriting Agreement.

   9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

   (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

   (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase

Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Selling Stockholder, except for the expenses to be borne by the Selling Stockholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

   10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

   11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof, but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Selling Stockholder will reimburse the Underwriters through GSI for all out-of-pocket expenses approved in writing by GSI, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

   12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by GSI on your behalf.

   All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of GSI, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England, Attention: Equity Capital Markets, Telex No. 94012165, facsimile transmission No. (071) 774-1550; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to 35 East 62nd Street, New York, New York 10021,
Attention: Barry F. Schwartz; and if to the Company shall be delivered or sent by registered mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by GSI upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

   13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

   14. Time shall be of the essence of this Agreement.

   15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

   16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

   If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, one for the Selling Stockholder and one for each of the Co-Lead Managers or Lead Managing Underwriters plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, the Selling Stockholder, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Selling Stockholder and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (International Version), the form of which shall be furnished to the Company and the Selling Stockholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          Consolidated Cigar Holdings Inc.
                                          By:
                                              -------------------------------
                                              Name:
                                              Title:

                                          Mafco Consolidated Group Inc.
                                          By:
                                              -------------------------------
                                              Name:
                                              Title:

Accepted as of the date hereof:

Goldman Sachs International
Merrill Lynch International
Morgan Stanley & Co. International Limited

By: Goldman Sachs International

By:
    ---------------------------------------
    (Attorney-in-fact)
    On behalf of each of the Underwriters

                                  SCHEDULE I

                                                             NUMBER OF OPTIONAL
                                                             SHARES TO BE
                                            TOTAL NUMBER OF  PURCHASED IF
                                            FIRM SHARES      MAXIMUM OPTION
UNDERWRITER                                 TO BE PURCHASED  EXERCISED
------------------------------------------  ---------------  ------------------
Goldman Sachs International ...............
Merrill Lynch International ...............
Morgan Stanley & Co. International Limited
                                            ---------------  ------------------
Total .....................................     1,000,000          150,000
                                            ===============  ==================
